Exhibit 99.1

Global Interactive Technologies, Inc. Receives Compliance Notice from Nasdaq

Seoul, Republic of South Korea, May 5, 2025 (ACCESS NEWSWIRE) -- Global Interactive Technologies, Inc. (NASDAQ: GITS) (the “Company”), announced that on April 30, 2025 the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the April 30, 2025 filing of the Company’s Form 10-K for the year ended December 31, 2024, the Company is now in compliance with Nasdaq’s listing requirements.

About Global Interactive Technologies, Inc.

Global Interactive Technologies, Inc., is the creator of the engaging and innovative social media platform, “FANING” FANING connects users around the world that share similar interests by providing distinctive service offerings, technologies, applications, and websites. Through FANING, we provide a global multi-media platform for our users to interact with other like-minded users, to share their appreciation of various types of entertainment and cultures, create their own content, enjoy other users’ content, engage in commerce, and experience a “fandom” community we believe is unlike any other. For more information, please visit www.gitechnologies.com.

Forward-Looking Statements

This announcement contains forward-looking statements as defined under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, formulated in accordance with the ’safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. These statements, reflecting the Company’s projections about its future financial and operational performance, employ terms like ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘target,’ ‘aim,’ ‘predict,’ ‘outlook,’ ’seek,’ ‘goal,’ ‘objective,’ ‘assume,’ ‘contemplate,’ ‘continue,’ ‘positioned,’ ‘forecast,’ ‘likely,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ’should,’ ‘approximately,’ and similar expressions to convey the uncertainty of future events or outcomes. These forward-looking statements are based on the Company’s current expectations, assumptions, and projections, involving judgments about future economic conditions, competitive landscapes, market dynamics, and business decisions, many of which are inherently challenging to predict accurately and are largely beyond the Company’s control. Additionally, these statements are subject to a multitude of known and unknown risks, uncertainties, and other variables that could significantly diverge the Company’s actual results from those depicted in any forward-looking statement. These factors include, but are not limited to, varying economic conditions, competitive pressures, and regulatory changes. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Company Contact:

Global Interactive Technologies, Inc.

Taehoon Kim

tkc@gitechnologies.com

Investor Contact:

Global Interactive Technologies, Inc.

Taehoon Kim

tkc@gitechnologies.com